Registration No. 33 -
                                                                    ------------
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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8


                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                     STANDARD MOTOR PRODUCTS, INC.
                     -----------------------------
         (Exact name of registrant as specified in its charter)


      New York                                               11-1362020
- ------------------------                                ------------------------
(State of Incorporation)                                I.R.S. Employer I.D. No.


37-18 Northern Blvd., Long Island City, NY                     11101
- ------------------------------------------              ------------------------
  (Address of Principal Executive Offices)                     (Zip Code)


                     1994 OMNIBUS STOCK OPTION PLAN
                     ------------------------------
                    OF STANDARD MOTOR PRODUCTS, INC.
                    --------------------------------
                        (Full title of the plan)


                      Lawrence I. Sills, President
                     Standard Motor Products, Inc.
                         37-18 Northern Blvd.
                      Long Island City, NY 11101

                            718-392-0200
                            ------------
                (Telephone number, including area code
                         of agent for service)



                     -----------------------------
                    CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                     Proposed
                                     maximum    Proposed
                                     offering   maximum             Amount of
Title of securities  Amount to       price per  aggregate           registration
to be registered     be registered   share (2)  offering price (2)  fee
- --------------------------------------------------------------------------------
Common Stock,        400,000 shares  $19.75     $7,900,000          $2,724.13
  $2.00 par            (1)

(1) It is not possible to determine in advance the precise number of shares that will be purchased under the 1994 Omnibus Stock Option Plan (the "Plan"), since the precise number will depend upon the extent to which eligible employees elect to purchase shares.

(2) This calculation is made pursuant to Rule 457 under the Securities of 1933 solely for the purpose of determining the amount of the registration fee and is based on an exercise price of $19.75 per share with respect to an aggregate of 400,000 shares of Common Stock issuable upon the exercise of options granted and to be granted under the Plan. The exercise price reflected and used for calculation of the fee is the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange Composite Tape for April 13, 1995.

                                 PART I


     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I (Items 1 and 2) of Form S-8 will be sent or given to employees as specified by Rule 428(d)
(1) under the Securities Act of 1933. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of section 10(a) of the Securities Act.

                                 PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

    The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

    (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

    (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

    (3) Registrant's proxy statement, dated April 26, 1994, filed in connection with its Annual Meeting of Shareholders held on May 26, 1994; and

    (4) The description of Registrant's Common Stock as contained in Registrant's Restated Certificate of Incorporation dated July 31, 1990, filed as an Exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

    In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and are made a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

    In 1986 various Sections of Article 7 of the New York Business Corporation Law ("BCL") were amended to broaden the indemnification rights of directors, officers and employees, and in 1987 BCL Section 402(b) was amended to permit a provision to be included in a certificate of incorporation shielding directors from personal liability for breach of their duties as directors. In order to protect its directors, officers and employees, as applicable, to the fullest extent permitted by these statutory amendments, Registrant amended its By-laws and Certificate of Incorporation.

    In general, Registrant's amended by-laws provide that, except to the extent expressly prohibited by the BCL, Registrant shall indemnify each person made or threatened to be made a party to, or called as a witness in, or asked to submit information in, any action or proceeding by reason of the fact that such person is or was a director or officer of Registrant, or serves or served, at the request of Registrant, any other entity in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein. This indemnification requirement covers any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature, and whether or not in the nature of a direct or shareholders' derivative action brought by or on behalf of Registrant or any other corporation or enterprise which the director or officer of Registrant serves or has served at Registrant's request. Registrant's amended By-laws prohibit indemnification if a judgement or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The amended By-laws further provide that no indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless Registrant has given its prior consent to such settlement or other disposition. Registrant's amended By-laws require Registrant to advance or promptly reimburse upon request any person entitled to indemnification for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if such person is ultimately not to be entitled to indemnification, provided, however, that such person cooperates with any request by Registrant that counsel be utilized by the parties to an action or proceeding similar situated unless to do so would be inappropriate due to actual or potential conflicts of interest.

    Registrant's Certificate of Incorporation was amended to add a provision that the personal liability of the directors of Registrant be eliminated to the fullest extent permitted by the provisions of BCL Section 402(b). It was also amended to provide that Registrant shall, to the fullest extent permitted by
Article 7 of the BCL, indemnify and all persons whom it shall have power to indemnify under that statute from and against any and all of the expenses, liabilities or other matters covered by the statute, and the amended provisions of the by-laws, summarized above, contain the detailed terms and conditions under which this indemnification requirement of the Certificate of Incorporation is to be effected.

    Registrant maintains an officers' and directors' liability insurance policy insuring Registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such. The policy does not reimburse the Registrant for indemnification obligations to its officers and directors.


Item 8.  Exhibits

    See index to Exhibits on page 7.

Item 9.  Undertakings

    (a)     Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or
            Section 15 (d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of Registrant pursuant to the provisions described under Item 6 above, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    SIGNATURES AND POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 3, 1995.

                                                STANDARD MOTOR PRODUCTS, INC.

                                                By:  David Kerner,
                                                     ---------------------------
                                                      Treasurer

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David Kerner, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                    Title                              Date

    Lawrence I. Sills          President, Chief Operating          April 4, 1995
    ------------------------
                               Officer & Director

    Michael J. Bailey          Vice President-Finance,             April 4, 1995
    ------------------------
                               Chief Financial Officer
                               (Principal Accounting Officer)

    Bernard Fife               Co-Chairman of Board of Directors   April 4, 1995
    ------------------------

    Nathaniel L. Sills         Co-Chairman of Board of Directors   April 4, 1995
    ------------------------

    Arthur D. Davis            Director                            April 4, 1995
    ------------------------

    William H. Turner          Director                            April 4, 1995
    ------------------------

    John L. Kelsey             Director                            April 4, 1995
    ------------------------

    Robert J. Swartz           Director                            April 4, 1995
    ------------------------

    Arlene R. Fife             Director                            April 4, 1995
    ------------------------

    Ruth F. Sills              Director                            April 4, 1995
    ------------------------

                           INDEX TO EXHIBITS


                                                                    Sequentially
                                                                       Numbered
Exhibit No.              Description                                      Page
- -----------              -----------                                      ----
 4.1                     1994 Ominibus Stock Option Plan of
                         Standard Motor Products, Inc.                      8

 4.2                     Restated Certificate of Incorporation             (1)

 4.3                     Restated By-Laws                                  (2)

 5.1                     Opinion of Bondy & Schloss as to the
                         legality of the stock being registered             17

23.1                     Consent of Independent Auditors -                  18
                             KPMG Peat Marwick LLP

23.2                     Consent of Independent Auditors -                  19
                             David Berdon & Co. LLP

23.3                     Consent of Bondy & Schloss                         17

24.1                     Power of Attorney                                   6

- ------------------------------------------

(1) Incorporated by reference. Filed as an Exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(2) Incorporated by reference. Filed as an Exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1986.

                                                      EXHIBIT 4.1

                  1994 OMNIBUS STOCK OPTION PLAN

                              OF

                  STANDARD MOTOR PRODUCTS, INC.


     1. Purpose. The purpose of this Stock Option Plan is to advance the interest of Standard Motor Products, Inc., a New York corporation (the "Company"), by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by key employees of the Company and its Subsidiaries (as hereinafter defined) and by other individuals upon whose judgment and commitment the Company is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Company will stimulate the efforts of such individuals on behalf of the Company and strengthen their desire to remain associated with the Company and its Subsidiaries as well as enable the Company to attract valuable employees.

     2. Definitions. When used in this Plan, unless the context otherwise requires:

          (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time, and as elected at the Company's annual shareholder's meeting.

          (b) "Cause" means a finding by the Board based upon reasonable evidence presented in writing to the individual that the individual engaged in a criminal act or a willful misconduct or neglect inconsistent with his employment responsibilities or contractual relationship with the Company any of which resulted in harm to the Company.

          (c) "Chief Executive Officer" shall mean the persons who at the time shall be Chief Executive Officer or Co-Chief Executive Officers of the Company.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Fair Market Value" of a Share at any particular time shall mean with respect to common stock , the average of the high and low sale prices per share of the Company's Common Stock on the New York Stock Exchange on the date of a grant.

          (f) "Incentive Stock Option" shall mean any stock option issued pursuant to the Plan which qualifies as an incentive stock option under Section 422 of the Code.

          (g) "Non-Qualified Option" shall mean any stock option issued pursuant to the Plan which is not an Incentive Stock Option.

          (h) "Option" shall mean either an Incentive Stock Option or a Non-Qualified Option issued pursuant to the Plan.




                           - 8 -
          (i) "Plan" shall mean this 1994 Omnibus Stock Option Plan of Standard Motor Products, Inc. adopted by the Board of Directors at its meeting held on April 8, 1994, as such Plan from time to time may be amended.

          (j) "Share" shall mean a share of the Company's Common Stock, par value $2. per share.

          (k) "Subsidiary" shall mean an entity, 50% or more of the stock of which having ordinary voting power is owned or controlled by the Company.

     3. Committee. The Plan shall be administered by the President or the Chief Financial Officer of the Company or their designee(s). The Compensation Committee of the Company, however, shall have control of the terms and provisions of the Plan, including the right to amend the Plan as further defined in Section 15.

     4. Participants. Except for members of the Compensation Committee, who are ineligible to receive option grants, all persons who now are, or who during the term of the Plan become, key employees of the Company or any of its Subsidiaries, shall be eligible to receive Options under the Plan. The individuals to whom Options are to be granted under the Plan, and the number of Shares to be subject to such Options shall be determined by the Compensation Committee in its sole discretion, subject, however, to the terms and conditions of the Plan. A person shall not be disqualified from receiving Options under the Plan solely because he or she already holds a stock option of the Company or a Subsidiary, whether granted pursuant to the Plan or otherwise.

     5. Grant of Options. The Compensation Committee may, but shall not be required to, grant Options with respect to an aggregate of not more than 400,000 Shares subject to adjustment pursuant to Section 13 hereof. Such Shares may be either treasury Shares or authorized but unissued shares.
Options granted under the Plan to an employee of the Company or any of its Subsidiaries may either be Incentive Stock Options or Non-Qualified Options, as the Compensation Committee shall designate. No grant of an Option may exceed 50,000 shares. In addition, no more than one grant can be made to any individual in any calendar year.

     Except as provided below, the number of Shares with respect to which Options may be granted to any eligible individual shall be determined by the Compensation Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, the aggregate Fair Market Value (determined as of the time an Option is granted) of the Shares with respect to which any individual employee may be granted Options which are Incentive Stock Options, and which becomes exercisable for the first time in any one calendar year (under this Plan and all other stock option plans maintained by the Company or any of its Subsidiaries), shall not exceed $100,000.

     To the extent that an Option shall expire or terminate for any reason, without having been exercised in full, Options may again be issued under the Plan with respect to the Shares for which the expired or terminated Option had not been exercised.




                           - 9 -
     A Certificate of Option or Option Agreement, in form determined by the Compensation Committee and signed by the Chairman of the Board, the President or the Chief Financial Officer of the Company, attested by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, and having the seal of the Company affixed hereto, shall be delivered to each person to whom an Option is granted. Each Certificate of Option or Option Agreement shall bear a legend indicating its status as either an Incentive Stock Option or Non- Qualified Option, and shall contain the terms designated by the Compensation Committee pursuant to the Plan and such other terms and conditions, not inconsistent with the Plan, as the Compensation Committee deems necessary or appropriate.

     6. Price. The purchase price per Share for the Shares to be purchased pursuant to the exercise of any Option (the "Option Price") shall be fixed by the Compensation Committee at the time of the grant of the Option and shall be at least equal to 100% of the Fair Market Value of a Share on the date such Option is granted; provided, however, that if an Option that is intended to qualify as an Incentive Stock Option is issued to an employee who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any of its Subsidiaries ("10% owner"), then the Option Price for such Option shall be at least equal to 110% of the Fair Market Value of a Share on the date the Option is granted. Subject to the foregoing provisions, the Compensation Committee shall have full authority and discretion and be fully protected in fixing an Option Price. In determining whether a person is a 10% owner, such person shall be considered the owner of stock in accordance with
Section 424 of the Code (or any successor provision of law) and will be deemed to have exercised all then outstanding stock options granted to such person to acquire stock of the Company or a Subsidiary, whether or not such stock options were granted under the Plan.

     Except as otherwise permitted below, payment of the Option Price pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, either in cash, or by certified check payable to the order of the Company. In addition, if the Compensation Committee in its discretion deems it advisable, it may provide when an Option is granted that the Option Price or any portion the individual exercising such Shares, valued at their then Fair Market Value, may be exercised, in whole or in part through the surrender of previously acquired Shares of the Company at their fair market value on the exercise date or through other financial arrangements made with a stock broker.

     7. Duration of Options. Except as provided below, each Option granted under the Plan shall provide that it may not be exercised after ten years from the date upon which the Option was granted, or such lesser period as determined by the Compensation Committee in its discretion. However, any Option granted to a 10% owner that is intended to qualify as an Incentive Stock Option shall provide that it may not be exercised after five years after the date upon which the option was granted, or such lesser period as determined by the Compensation Committee in its discretion.

     8. Consideration for Options. An individual designated by the Compensation Committee to receive an Option under the Plan shall not be required to make any cash payment in consideration of the grant of such Option. However, the Compensation Committee in its discretion may require such other consideration as it deems appropriate for the grant of an Option, including, without limitation, by providing that the exercise of the Option is conditioned upon the holder's continued employment by or other affiliation with the Company or a Subsidiary.

                           - 10 -
     9. Non-Transferability of Options. Options shall not be transferable by the holder thereof, otherwise than by will or the laws of descent and distribution to the extent provided in Section 12 hereof. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof; provided, however, that in the event that an Option holder becomes legally incapacitated and a representative or committee is appointed to act on his or her behalf, such representative or committee may exercise any Options that are held by the incapacitated Option holder to the same extent as the holder could have had he or she not suffered such incapacity.

     10. Exercise of Options. Except as otherwise provided herein, an Option after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Compensation Committee, but not sooner than approval of the Plan by stockholders of the Company as provided in Section 16 hereof. No Option may be exercised until the first anniversary of the date upon which the Option was granted. Subject to the approval of the Compensation Committee and the provisions of Section 15, the following grants of Options shall be offered under the Plan:

(a) The Option granted hereby shall remain exercisable, unless otherwise determined by the Compensation Committee, until the fifth anniversary of the date of the vesting of such Option, to the extent it has not theretofore been exercised.

(b) The option granted hereby shall become exercisable at the discretion of the Compensation Committee, either with cliff vesting or graded vesting. If graded vesting, the vesting will occur over equal periods, not to exceed five years. For example, if vesting is to occur over four years then 25% of the Shares subject to an Option may be purchased on or after the first anniversary of the Option's date of grant and an additional 25% of the Shares subject to the Option may be purchased on or after each of the second, third and fourth anniversaries, respectively of the Option's date of grant, but in each case prior to the Options expiration date.

Notwithstanding anything to the contrary and for purposes of granting Options in accordance with (b) above, the Compensation Committee shall retain the right to require that with respect to any vesting of such Option, the Option holder must acquire and continue to directly own shares of the Company's Common Stock in an amount equivalent to no more than 50% of such Option holder's applicable base salary for the applicable year(s). For purposes of determining the ownership level, shares of the Company's Common Stock shall include all shares owned directly by the Option holder. At the option of the Compensation Committee, no more than 50% of the vested shares under the Standard Motor Products, Inc. Employee Stock Ownership Plan may be considered in determining the ownership level. If the Option holder does not possess the requisite ownership level at the date of an initial option grant under this Plan, then the Option holder shall be permitted a two-year period, measured from the date of the initial grant awarded to the Optionee under this Plan, to acquire the shares of the Company to satisfy the ownership requirement.






                           - 11 -
The Compensation Committee shall have the right to authorize the availability to Plan participants of interest-bearing loans from the Company at interest rates set by the Compensation Committee with payment terms not to exceed four
(4) years. Such loan is to be used solely for the purchase of the Company's Common Stock to meet the initial ownership requirement under the Plan up to an amount equal to seventy-five percent of an Optionee's required ownership level. Additional loans to fund the future acquisition of the Company's Common Stock as required by base wage increases are not permitted. Such loans are to be secured by the Company's Common Stock.

     Notwithstanding the foregoing, if an Option holder attains age 65 while employed by the Company or any of its Subsidiaries, such Option as granted under (a) above, shall become exercisable in full at that time that the Plan has been approved by the stockholders of the Company as provided in Section 16 hereof. In addition, on account of total disability or death of the Option holder, the vesting of such Options shall automatically accelerate. The Compensation Committee may also accelerate the vesting of the Options under (b) above upon an Option holder's termination of employment with the Company, subject to Section 12.

     An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect by the Certificate of Option or Option Agreement and, in the case of exercise of an Option, by full payment of the Option Price for the Shares to be purchased pursuant to such exercise.
Such deliveries shall be made to the officer of the Company appointed by either the Chairman of the Board or the Compensation Committee for the purpose of receiving the same.

     Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to exercise of the Option. All such Shares and certificates shall be issued in the name of the person who is entitled at the time to exercise the Option or, if such person is the original holder and so elects, in the name of such person and his or her spouse as joint tenants with right of survivorship. If the Option shall have been exercised with respect to less than all of the Shares subject thereto, then the Company shall also cause to be delivered to the person entitled thereto a new Certificate of Option or Option Agreement in replacement of the certificate or agreement surrendered at the time of the exercise, indicating the number of shares with respect to which the Option remains available for exercise, or else the original certificate or agreement shall be enclosed to give effect to the partial exercise thereof.

     11. Tax Withholding. In the event that the holder of an Option elects to exercise his or her Options or any part thereof pursuant to Section 10 hereof, and the Company or a Subsidiary shall be required to withhold any amount with respect to such exercise by reason of any federal, state or local tax laws, rules or regulations, then the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any payments (including, but not limited to payments in Shares) to be made to the holder, whether in connection with such exercise or otherwise. In any event, the holder shall make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds or other property (including, but not limited to, Shares) to meet the requirements of such withholding; and the Company or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Company or such Subsidiary out any funds or property (including, but not limited to, Shares) due or to become due to the holder.

                           - 12 -
     12. Termination of Employment or Other Relationship. If an Option holder's employment by the Company and its Subsidiaries shall terminate for any reason other than discharge for Cause, retirement on or after age 65, total disability (to an extent, if any and in a manner as shall be determined by each case by the Compensation Committee in its sole discretion), or death, then such Option holder or the representative of the estate or the heirs of a deceased Option holder, as the case may be, shall have until the earlier of the end of the 90th business day following such cessation of employment, as the case may be, or the expiration date of the Option, and no longer, to exercise any unexercised portion of such Option that he could have exercised on the day on which such employment services terminated. If the employment of an Option holder with the Company and its Subsidiaries are terminated for Cause (the determination of whether such termination was for Cause to be made by the Compensation Committee in its sole discretion, which shall be conclusive), then all Options held by such holder shall terminate immediately, and an Option holder whose employment is so terminated shall have no right on and after such termination to exercise any then unexercised portion of such options notwithstanding the holder's right to exercise all or a portion of such Options prior to termination.

     Notwithstanding any part of the foregoing to the contrary, Options may not be exercised prior to the approval of the Plan by the stockholders of the Company as provided in Section 16 hereof.

     The Compensation Committee in its discretion may provide when it grants an Option that, notwithstanding any provision of the Plan or a Certificate of Option or Option Agreement to the contrary, the Option Price payable upon the exercise of an Option after the termination of the Option holder's employment, may only be paid upon exercise and in cash or by certified check.

     An Option holder's transfer, without interruption in service, between the Company and its Subsidiaries during the term of an Option granted under the Plan shall not be considered a termination of employment or other relationship for purposes of the Plan. An Option holder's rights shall not be affected by any change in duties or position after an Option is granted to him or her under the Plan, so long as the Option holder continues to be employed by the Company or a Subsidiary. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment or other relationship for purposes of the Plan shall be determined by the Compensation Committee in its sole discretion.

     Nothing contained herein or in any Certificate of Option or Option Agreement shall be construed to confer or any employee or other individual any right to continue to be employed by the Company or a Subsidiary or derogate from any right of the Company or a Subsidiary to retire, request the resignation of or discharge such individual (without or with pay), at any time, with or without cause.








                           - 13 -
     13. Adjustment of Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the shares or if the Shares shall be split up, converted, exchanged, reclassified, combined or in any way substituted for, the Option to the extent that they have not been exercised, shall entitle the holder upon the future exercise of the Option to purchase such number and kind of securities or other property subject to the terms of the Option which he or she would have been entitled to receive had he or she actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such event; and the aggregate Option Price payable upon the future exercise of the Option stall be the same as if the original Shares were being purchased thereunder. Any fractional Shares or other securities which may be issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remains to be granted, or with respect to which Options may again be granted, shall be similarly adjusted.

     If the Board of Directors approves or authorizes the dissolution or liquidation of the Company, or the reorganization, merger or consolidation of the Company with one or more corporations as a result of which either the Company will become a wholly-owned subsidiary of another corporation or neither the Company nor a Subsidiary is the surviving corporation, or the sale of all or substantially all of the assets of the Company other than to a Subsidiary, or if a tender offer for the Common Stock (or any other capital stock of the Company or a Subsidiary for which all the Common Stock has heretofore been exchanged or into which it has been changed (the "Recapitalized Stock") shall commence, or, if during any twelve month period, a majority of the members of the Board of Directors are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors, unless such new directors were nominated by the management of the Company, (each of the foregoing being referred to hereinafter as an "Extraordinary Transaction"), or, if, after the adoption of the Plan, any individual, corporation, other entity or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which is unaffiliated with the Company or a Subsidiary other than as a stockholder of the Company, acquires, directly or indirectly, within any twelve-month period shares of the Common Stock or any class of Recapitalized Stock with full voting rights (excluding any shares issued in any acquisition or reorganization approved by the Board of Directors in which the Company is the surviving corporation or in control of the surviving corporation and any shares issued by the Company in a public or private offering), such that such individual, corporation, other entity or group becomes, directly or indirectly, after the adoption of the Plan, the holder of Common Stock or such Recapitalized Stock representing 25 percent or more of the then current ordinary voting power of the Company's stock (a "Substantial Change in Ownership"), then, effective upon the Board of Directors, approval of the Extraordinary Transaction (other than a tender offer), the commencement of the tender offer, or the occurrence of the Substantial Change in Ownership, as the case may be, the time when each then outstanding Options granted under the Plan may be exercised shall automatically be accelerated so that each holder thereof may exercise his or her Options in full or in any part prior to the consummation of the Extraordinary Transaction or promptly after a Substantial Change in Ownership. For the purposes of determining if a Substantial Change in Ownership has occurred, an individual, corporation, other entity or group shall not be deemed to hold any Common Stock or Recapitalized Stock issuable upon the conversion of any convertible securities of the Company or a Subsidiary or upon the exercise of any option or warrant for or other right to purchase Common Stock or Recapitalized Stock unless such Common Stock or Recapitalized Stock has actually been issued upon conversion or exercise. Where any Option, the exercise date

                           - 14 -
of which has been accelerated pursuant to this paragraph, is thereafter exercised, the Option Price may be paid in any manner and upon the terms permitted by the applicable Option.

     The Compensation Committee's determination as to adjustments to be made pursuant to this Section 13 shall be final, binding and conclusive.

     14. Issuance of Shares Compliance with Securities Laws. The Company may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on NYSE or any stock exchange or exchanges on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares or such filings under any federal or state law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising any Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of applicable federal and state securities laws, rules, and regulations. The Company shall have the right, in its sole discretion, to issue "stop transfer" instructions for, and to place an appropriate legend on the certificates for, any Shares which may be issued upon
exercise of an Option.   Nothing in the Plan or any Certificate of Option or
Option Agreement shall be construed to require the Company to register the Shares issued or issuable under the Options under the Securities Act of 1933, as amended, or under any applicable state securities law.

     15. Amendment and Administration of the Plan. Except as hereinafter provided, the Compensation Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Options not theretofore granted, and the Compensation Committee may, with the consent of the affected holder of any Option, at any time or from time to time amend the terms and conditions of such Options as have been theretofore granted. Notwithstanding the foregoing, (i) neither the Board of Directors nor the Compensation Committee may take any action which would result in the failure of any Incentive Stock Option to meet the requirements of Section 422 of the Code and
(ii) neither the Board of Directors nor the Compensation Committee may take any of the following actions unless the holders of a majority of the Company's stock entitled to vote approve such action within one year before or after it is taken:

          (a) materially increase the total number of Shares for which Options may be granted under the Plan in the aggregate or to any one person;

          (b)  change the minimum Option Price for Shares subject to Options;

          (c) permit an Option to be exercised earlier than one year after it is granted;

          (d)  extend the termination date of the Plan; or

          (e) take any other action with respect to the Plan which under the Code would be deemed the adoption of a new plan or which, under Rule 16b-3 promulgated pursuant to the Securities Exchange, Act of 1934, would require approval of the Company's stockholders.

                           - 15 -
     To the extent not inconsistent with the Plan, the Compensation Committee may authorize and establish such rules and regulations as it may determine to be advisable to make the Plan Options effective or to provide for their administration, and may take such other action with regard to the Plan Options as it shall deem desirable to effectuate their purpose. The Compensation Committee shall have the authority to interpret the Plan as it may deem advisable and to make determinations which shall be final, binding and conclusive upon all persons. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     16. Approvals. This Plan is conditioned upon its approval by the holders of a majority of the stock of the Company entitled to vote, present in person or by proxy, at any special or annual meeting, on or before May 26, 1994; provided, however, that the Plan is adopted and approved by the Board of Directors. Any Options granted under the Plan prior to such approval shall be granted subject to such approval, and in the event that this Plan is not approved by the stockholders of the Company as aforesaid, this Plan shall be void and of no force and effect, and any Options that may have been granted shall be void and of no force or effect.

     17. Applicable Law. The Plan and all Options granted pursuant to it are subject to all applicable laws and the rules and regulations of governmental authorities. Notwithstanding any provisions of the Plan or any Option to the contrary, no option holder shall be entitled to exercise an Option or any other right under the applicable Option, and the Company shall not be obligated to issue any Shares to such holder or to take any other action under the applicable Option, if such exercise, issuance or other action would constitute a violation of any law, rule, or regulation applicable to the Option holder or the Company or of any order, judicial decision, or material agreement to which the Company is a party or by which it is bound. The Plan will be administered in accordance with and governed by the laws of the state of New York.

     18. Final Issuance Date. No Option shall be granted under the Plan after May 25, 2004.

                                                          EXHIBIT 5.1


                     OPINION AND CONSENT OF COUNSEL


                            Bondy & Schloss
                           6 East 43rd Street
                           New York, NY 10017







                                                   April 3, 1995



Board of Directors
Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, NY 11101

Gentlemen:

This opinion and consent is provided to you in connection with the Standard Motor Products, Inc. (the "Company") Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), relating to an offering of up to 400,000 shares of the Company's Common Stock (the "Common Stock") issuable upon the exercise of options granted under the Company's 1994 Omnibus Stock Option Plan (the "Plan").

It is our opinion that the shares of Common Stock are validly authorized and, when such shares have been delivered against payment therefor as contemplated under the Plan, such shares will be validly issued, fully paid, and non-assessable.

We know that this opinion will be filed as Exhibit 5.1 to the Registration Statement and consent to such filing.

                                           Very truly yours,


                                           BONDY & SCHLOSS

                                                     EXHIBIT 23.1





                    CONSENT OF INDEPENDENT AUDITORS
                        KPMG PEAT MARWICK LLP




The Board of Directors
Standard Motor Products, Inc.:

We consent to the use of our report relating to the consolidated financial statements of Standard Motor Products, Inc. and subsidiaries incorporated herein by reference.


                                                   KPMG PEAT MARWICK LLP




Short Hills, New Jersey
April 14, 1995

                                                          EXHIBIT 23.2





                      CONSENT INDEPENDENT AUDITORS
                       DAVID BERDON & CO. LLP



We consent to the incorporation by reference in this Registration Statement of Standard Motor Products, Inc. on Form S-8 of our report dated February 25, 1994, related to the Consolidated Financial Statements and schedule included in
Part II, Item 3 (1) of the 1994 Omnibus Stock Option Plan of Standard Motor Products, Inc.



                                                    DAVID BERDON & CO. LLP
                                                    Certified Public Accountants



New York, New York
April 13, 1995